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                                                                      EXHIBIT B
                             JOINT FILING AGREEMENT


        THIS JOINT FILING AGREEMENT (the "Agreement") made as of the 13th day of

January, 1997, between Jeffrey P. Jacobs and Diversified Opportunities Group

Ltd.

                              W I T N E S S E T H:


        For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree pursuant to Rule

13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, (i)

that Amendment No. 1 to Schedule 13D dated January 13, 1997, and pertaining to the common stock, $0.01 par value per share, of Black Hawk Gaming & Development

Company, Inc. (the "Statement") was filed on behalf of each of the undersigned and (ii) that until further notice, all subsequent amendments to the Statement are filed on behalf of each of the undersigned.

        IN WITNESS WHEREOF, this Agreement has been executed by each of the undersigned as of the 13th day of January, 1997.


                                    /s/ Jeffrey P. Jacobs
                                    -------------------------------------------
                                    Jeffrey P. Jacobs


                                    DIVERSIFIED OPPORTUNITIES GROUP LTD.

                                    By:  Jacobs Entertainment Ltd., its manager


                                    By: /s/ Jeffrey P. Jacobs
                                        ---------------------------------------
                                         Jeffrey P. Jacobs, President